EXHIBIT 24.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Option Plan of Alliance Pharmaceutical Corp. and the Employees' 401(k) Plan of Alliance Pharmaceutical Corp. of our report dated July 23, 1999, except for paragraph 2 of Note 5, as to which the date is September 14, 1999, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in its Annual Report Form 10-K for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP


San Diego, California
March 21, 2000